                                  SCHEDULE 14C
                                 (Rule 14c-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

/X/  Preliminary Information Statement    /_/  Confidential, for Use of the
/_/  Definitive Information Statement     Commission Only (as permitted by
                                          Rule 14c-5(d)(2))


                            TELENETICS CORPORATION
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

  (1) Title of each class of securities to which transaction applies:

                           Common Stock, no par value

  (2) Aggregate number of securities to which transaction applies:

                               44,355,826 shares

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                 not applicable

  (4) Proposed maximum aggregate value of transaction: not applicable

  (5) Total fee paid:       not applicable

     /_/  Fee paid previously with preliminary materials.

     /_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

                            TELENETICS CORPORATION
                          26772 Vista Terrance Drive
                         Lake Forest, California 92630



                         NOTICE OF ACTIONS TO BE TAKEN
                        PURSUANT TO THE WRITTEN CONSENT
                                OF SHAREHOLDERS


To Our Shareholders:

        The written consent of the holders of the issued and outstanding shares of common stock, no par value (the "Common Stock") of Telenetics Corporation, a California corporation (the "Company"), are being solicited to approve and adopt the consummation by the Company on or about January 8, 1999 of the following corporate actions:

        1. A one-for-five reverse stock split of the Company's issued and outstanding shares of common stock, without par value ("Common Stock"), pursuant to which every five (5) shares of Common Stock outstanding shall be converted into and thereafter deemed for all purposes to be one (1) fully paid and nonassessable share of Common Stock; provided, that any fractional shares resulting from such reverse stock split and conversion shall be rounded up to the nearest whole share of Common Stock.

        2. The restatement and amendment of the Company's Restated Articles of Incorporation.

        3. The restatement and amendment of the Company's Restated and Amended Bylaws.

        The Board of Directors has fixed the close of business on November 16, 1998, as the record date for the determination of Shareholders entitled to notice of and to consent to the approval and adoption of the foregoing corporate actions (the "Record Date"). Your attention is directed to the attached Consent Statement.


                                      BY ORDER OF THE BOARD OF DIRECTORS


                                      /s/  MICHAEL A. ARMANI
                                           -------------------------------------
                                           MICHAEL A. ARMANI,
                                           President and Chief Executive Officer


Lake Forest, California
December 15, 1998

                            TELENETICS CORPORATION
                          26772 Vista Terrance Drive
                         Lake Forest, California 92630
                            ______________________

                               CONSENT STATEMENT
                            ______________________

                     WE ARE NOT ASKING YOU FOR A PROXY AND
                   YOU ARE REQUESTED NOT TO SEND US A PROXY

     This Consent Statement is furnished by the Board of Directors of TELENETICS CORPORATION, a California corporation (the "Company"), to the holders of the issued and outstanding shares of common stock, no par value (the "Common Stock"), of the Company of record (the "Shareholders") at the close of business on November 16, 1998 (the "Record Date") in connection with the execution by the Shareholders of a written consent (the "Written Consent"), pursuant to which the Shareholders will approve and adopt the consummation by the Company on or about January 8, 1999 of the following corporate actions: (1) a one-for-five reverse stock split of the Company's issued and outstanding shares of Common Stock, pursuant to which every five (5) shares of Common Stock outstanding shall be converted into and thereafter deemed for all purposes to be one (1) fully paid and nonassessable share of Common Stock; provided, that any fractional shares resulting from such reverse stock split and conversion shall be rounded up to the nearest whole share of Common Stock (the "Reverse Stock Split"), (2) the restatement and amendment of the Company's Restated Articles of Incorporation to effect the Reverse Stock Split, to reduce the authorized number of shares of capital stock of the Company from 100,000,000 to 30,000,000, of which 25,000,000 shares will be designated as Common Stock, without par value, and 5,000,000 shares will be designated as Preferred Stock, without par value, and to expressly provide for the limitation of the liability of directors of the Company for monetary damages and the indemnification of the officers, directors and other agents of the Company, to the fullest extent permitted by applicable law, and (3) the restatement and amendment of the Company's Restated and Amended Bylaws, primarily to update certain provisions thereof in order to comply with the current requirements of the California Corporations Code (the "CCC") (in particular, to reduce the maximum number of directors of the Company from six to five, which is the maximum number of directors permitted by Section 212 of the CCC if the minimum number of directors is three, as is currently provided pursuant to the Restated and Amended Bylaws of the Company, and to fix the exact number of directors at four, until changed by the Board of Directors of the Company pursuant to the applicable provisions of the Bylaws).

     Only shareholders of record at the close of business on the Record Date are entitled to notice of and to approve and adopt the foregoing actions pursuant to the Written Consent. As of the Record Date, 44,355,826 shares of Common Stock, which constitute the only voting securities of the Company, were issued and outstanding. Execution and return of the Written Consent by a Shareholder means that all shares of Common Stock held of record on the Record Date by the Shareholder will be counted for approval of the foregoing actions, with each share of Common Stock held of record on the Record Date representing one vote for purposes of determining whether a majority of the issued and outstanding shares have approved and adopted the foregoing actions. Mr. Michael A. Armani, Chairman of the Board, President, Chief Executive Officer and Chief Financial Officer of the Company, Shala Shashani, Secretary and a director of the Company, Carl Shaifer, a director of the Company, and H. George Levy, a director of the Company, who collectively have voting power over a majority in interest of the issued and outstanding shares of Common Stock, have already approved the foregoing actions on November 12, 1998, in their capacity as directors of the Company, and have indicated that they will approve the foregoing actions as Shareholders of the Company. Accordingly, it is expected that the foregoing actions will be approved and adopted by the Shareholders. There are no dissenters' rights with respect to any of the foregoing actions to be approved and adopted pursuant to the Written Consent.

     The Company will pay the expenses of furnishing this Consent Statement, including the cost of preparing, assembling, and mailing this Consent Statement. It is anticipated that this Consent Statement will first be sent to the Shareholders of the Corporation on or about December 15, 1998.

     The Board of Directors does not know of any matters, other than the consent of the Shareholders to (i) the Reverse Stock Split, (ii) the restatement and amendment of the Company's Restated Articles of Incorporation, and (iii) the restatement and amendment of the Company's Restated and Amended Bylaws, that are to be presented for consideration for approval by the Shareholders pursuant to the Written Consent.

                            THE CONSENT SOLICITATION

     The Company is seeking the consent of the Shareholders to the Reverse Stock Split, the restatement and amendment of the Company's Restated Articles of Incorporation, and the restatement and amendment of the Company's Restated and Amended Bylaws. The Reverse Stock Split will be effective the date of filing by the Company of a Certificate of Restated and Amended Articles of Incorporation with the California Secretary of State. The Company expects to file such Certificate of Restated and Amended Articles of Incorporation on or about January 8, 1999.

     Each Shareholder may consent to the actions proposed and previously approved by the Board of Directors by completing, signing, dating and mailing the enclosed Written Consent. Executed consents may be revoked at any time, provided that a written revocation which clearly identifies the consent being revoked is executed and delivered to the Company at its principal executive offices located at 26772 Vista Terrace Drive, Lake Forest, California 92630, attention: President, prior to the time that the action authorized by the consents becomes effective.

     Carefully review this Consent Statement. YOUR CONSENT IS IMPORTANT. The Board of Directors has determined that the adoption of the proposed actions is advisable and has accordingly approved the proposed actions. In that regard, you are urged to grant your consent to the proposed actions by completing, signing, dating and mailing the enclosed Written Consent to the Company, at its principal offices, in the enclosed envelope. If you sign your Written Consent but do not check any of the boxes thereon, you will be deemed to have consented to the actions described therein.

                              THE PROPOSED ACTIONS

     On November 12, 1998, the Board of Directors approved the restatement and amendment of the Company's Restated Articles of Corporation, the restatement and amendment of the Company's Restated and Amended Bylaws, and the consummation of the Reverse Stock Split, effective upon the filing of a Certificate of Restated and Amended Articles of Incorporation with the California Secretary of State. Upon effectiveness of the Reverse Stock Split, every five (5) shares of Common Stock outstanding shall be converted into and thereafter deemed for all purposes to be one (1) fully paid and nonassessable share of Common Stock; provided, that any fractional shares resulting from such reverse stock split and conversion shall be rounded up to the nearest whole share of Common Stock. The restatement and amendment of the Company's Restated Articles of Incorporation will reduce the total number of authorized shares of the Company from 100,000,000 to 30,000,000, of which 25,000,000 shares will be designated as Common Stock, without par value, and 5,000,000 shares will be designated Preferred Stock, without par value. Pursuant to the proposed restatement and amendment of the Company's Restated Articles of Incorporation, the Board of Directors will have the authority to determine the voting powers, preferences, privileges and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, if any, of each class or series of Preferred Stock.

     The restatement and amendment of the Company's Restated and Amended Bylaws will update certain provisions thereof in order to comply with the current requirements of the CCC (in particular, to reduce the maximum number of directors of the Company from six to five, which is the maximum number of directors permitted by Section 212 of the CCC if the minimum number of directors is three, as is currently provided pursuant to the Restated and Amended Bylaws of the Company, and to fix the exact number of directors at four, until changed by the Board of Directors of the Company pursuant to the applicable provisions of the Bylaws).

     The Board of Directors of the Company believes that the Reverse Stock Split is advisable and in the best interests of the Company and its shareholders in order to provide for a more reasonable and typical capitalization structure, as compared to companies that are similarly situated to the Company, which is anticipated to be beneficial to the Company in attracting and obtaining additional sources of capital in the future and which should permit greater flexibility in structuring any future dividends or redemptions. The Company has no current plans, however, to make any dividends on or redemption of Common Stock. The Board of Directors of the Company believes that the adoption of the amendment and restatement of the Company's Restated Articles of Incorporation is advisable and in the best interests of the Company and its shareholders, in addition to the reasons just stated, in order to provide for the limitation of the liability of the directors of the Company for monetary damages and the indemnification of its officers, directors and other agents of the Company to the fullest extent permitted by applicable law, which is anticipated to enable the Company to attract and retain qualified persons to serve as directors, officers, employees and agents of the Company. The Board of Directors of the Company believes that the adoption of the amendment and restatement of the Restated and Amended Bylaws is advisable and in the best interests of the Company and its shareholders in order to ensure that the provisions thereof are in compliance with applicable law (in particular, to reduce the maximum number of directors of the Company from six to five, which is the maximum number of directors permitted by Section 212 of the CCC if the minimum number of directors is three, as is currently provided pursuant to the Restated and Amended Bylaws of the Company, and to fix the exact number of directors at four, until changed by the Board of Directors of the Company pursuant to the applicable provisions of the Bylaws).

                             THE CONSENT PROCEDURE

Actions By Written Consent

     Under the CCC and the Company's Restated and Amended Bylaws, any action which may be taken at any meeting of the Shareholders may also be taken without a meeting, and without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted (here, a majority of the outstanding shares of Common Stock of the Company) and delivered to the Company.

The Record Date

     The Company's Bylaws provide that the Board of Directors may fix, in advance, a date not more than sixty nor less than ten days before the date then fixed for the holding of any meeting of the Shareholders of the Company or before the last day on which the consent of the Shareholders may be effectively expressed for any purpose without a meeting, as the time as of which the shareholders entitled to notice of and to vote at such meeting or whose consent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were shareholders of record of Common Stock at such time, and no others, shall be entitled to notice of and to vote at such meeting or to express their consent, as the case may be.

     On November 12, 1998, at a duly held meeting of the Board of Directors of the Company, the Board of Directors fixed November 16, 1998 as the Record Date for purposes of this Written Consent solicitation. Only holders of record on the Record Date are eligible to give their consent to the actions proposed above. Persons owning shares of Common Stock beneficially (but not of record), such as persons whose ownership of shares of Common Stock is through a broker, bank or other financial institution, may contact such broker, bank or financial institution and instruct such person to execute the enclosed form of Written Consent on their behalf or to have such broker, bank or financial institution's nominee (i.e., a central depositary such as Cede & Co.) execute such document.

                             STOCKHOLDER PROPOSALS

     The Board of Directors has tentatively set May 21, 1999 as the date for the 1999 Annual Meeting of Shareholders. Shareholder proposals intended to be presented at that meeting of shareholders must have been received by the Company at its principal executive offices on or before January 21, 1999, for consideration by the Company for possible inclusion in the proxy material for that meeting. Such proposals shall be addressed to the Company's Secretary and may be included in the proxy materials for that meeting if they comply with certain rules and regulations of the Securities and Exchange Commission (the "Commission") governing shareholder proposals. For all other proposals by shareholders to be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than April 6, 1999. If a shareholder fails to so notify the Company of any such proposal prior to such date, management of the Company will be allowed to use their discretionary voting authority with respect to proxies held by management when the proposal is raised at the annual meeting (without any discussion of the matter in the Company's proxy statement).

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports and other information with the Commission relating to its business, financial statements and other matters. Reports and information statements filed pursuant to the informational requirements of the Exchange Act and other information filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Midwest Regional Offices at 500 West Madison Street, Chicago, Illinois 60606 and Northeast Regional Office at 7 World Trade Center, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be obtained electronically by visiting the Commission's web site on the Internet at http://www.sec.gov. The Common Stock of the Company is listed for quotation on the Nasdaq OTC Electronic Bulletin Board under the symbol "TLNT".

                             TELENETICS CORPORATION

                                WRITTEN CONSENT

   The undersigned hereby makes the following election with regard to the proposed actions described briefly below and more fully in the Telenetics Corporation Consent Statement accompanying this Written Consent:

1. CONSENT [_] WITHHOLD CONSENT [_] to a one-for-five reverse stock split of the Company's issued and outstanding shares, pursuant to which every five (5) shares of common stock, without par value, of the Company ("Common Stock") outstanding shall be converted into and thereafter deemed for all purposes to be one (1) fully paid and nonassessable share of Common Stock effective upon the filing of a Certificate of Restated and Amended Articles of Incorporation of the Company; provided, that any fractional shares resulting from such reverse stock split and conversion shall be rounded up to the nearest whole share of Common Stock (the "Reverse Stock Split").

2. CONSENT [_] WITHHOLD CONSENT [_] to the restatement and amendment of the Company's Restated Articles of Incorporation to effect the Reverse Stock Split, to reduce the authorized number of shares of capital stock of the Company from 100,000,000 to 30,000,000, of which 25,000,000 shares will be designated as Common Stock, without par value, and 5,000,000 shares will be designated as Preferred Stock, without par value, and to expressly provide for the limitation of the liability of directors of the Company for monetary damages and the indemnification of the officers, directors and other agents of the Company, to the fullest extent permitted by applicable law.

3. CONSENT [_] WITHHOLD CONSENT [_] to the restatement and amendment of the Company's Restated and Amended Bylaws, primarily to update certain provisions thereof in order to comply with the current requirements of the California Corporations Code (the "CCC") (in particular, to reduce the maximum number of directors of the Company from six to five, which is the maximum number of directors permitted by Section 212 of the CCC if the minimum number of directors is three, as is currently provided pursuant to the Restated and Amended Bylaws of the Company, and to fix the exact number of directors at four, until changed by the Board of Directors of the Company pursuant to the applicable provisions of the Bylaws).

   All other consents heretofore given by the undersigned in connection with the actions proposed above are hereby expressly revoked. This Written Consent may be revoked at any time, provided that a written revocation which clearly identifies the consent being revoked is executed and delivered to Telenetics Corporation in the manner described in the Telenetics Corporation Consent Statement.



Dated:    ____________________, 19_____     ___________________________________
                                                     (Signature)


                                            ___________________________________
                                                     (Signature)

NOTE: Please date this Written Consent and sign it exactly as your name or names appear on your shares. If you sign this Written Consent but do not check any of the boxes herein, you will be deemed to have consented to the actions described herein. If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such. If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.